Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of UMB Financial Corporation and the effectiveness of UMB Financial Corporation's internal control over financial reporting dated February 27, 2009, appearing in the Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Kansas City, Missouri

August 14, 2009